                                                                    Exhibit 10.2


                        FORM OF INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this 10th day of August 1999, between INTERIM SERVICES INC., a Delaware corporation (the "Company"), and ____________________(the "Director").

WITNESSETH THAT:

         WHEREAS, the Director is a member of the Board of Directors of the Company and in such capacity is performing a valuable service for the Company; and

         WHEREAS, Section 145 of the Delaware General Corporation Law, as amended to date (the "State Statute"), contemplates that contracts may be entered into between the Company and the members of its Board of Directors with respect to indemnification of such directors; and

         WHEREAS, in order to induce the Director to serve and continue to serve as a member of the Board of Directors of the Company, the Company has determined and agreed to enter into this Agreement with the Director;

         NOW THEREFORE, in consideration of the Director's service and continued service as a director of the Company after the date hereof, the parties hereto agree as follows:

1. INDEMNITY OF THE DIRECTOR. Subject only to the exclusions set forth in
Section 3 hereof, the Company hereby agrees as follows:

         (a) To hold harmless and indemnify the Director against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which the Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Director is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the Director acted in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe the Director's conduct was unlawful; except that no indemnification shall be made in respect of any claim, issue or matter as to which the Director shall have been adjudged to be liable to the Company unless (and only to the extent that) the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Director is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (b) Otherwise to hold harmless and indemnify the Director to the fullest extent as may be provided to the Director by the Company under the provisions of the State Statute.

         (c) To pay the Director, or such person or entity as the Director may designate, on a continuing and current basis (and in any event not later than thirty (30) business days following receipt by the Company of the Director's request for reimbursement) all expenses (including attorneys' fees), costs, fines, etc. actually and reasonably incurred by or levied upon the Director in connection with any action, suit or proceeding that is indemnifiable under the provisions of this Agreement.

2. MAINTENANCE OF INSURANCE AND SELF INSURANCE. The Company may, but shall not be required to, purchase or maintain policies of directors' and officers' insurance. The maintenance of such insurance shall not diminish, relieve or replace the Company's liability for indemnification under the provisions of the State Statute, the Company's Certificate of Incorporation, By-Laws or this Agreement. The Director's claim for reimbursement in advance of final disposition of an action, suit or proceeding, of expenses which may be indemnifiable under the provisions of the State Statute, the Company's Certificate of Incorporation, By-Laws or this Agreement and payable in advance of final disposition of an action pursuant to Subsection (e) of the State Statute, the Company's Certificate of Incorporation, By-Laws, or Section 1(c) of this Agreement shall not be denied on the basis that such amount may or will be covered by any policy of insurance, if such payments from the insurance company will not be made to the Director within ten (10) business days of such Director's claim for reimbursement.

3. LIMITATIONS ON ADDITIONAL INDEMNITY. The Company shall be entitled to reimbursement from the Director for all monies paid to the Director as indemnification pursuant to this Agreement under the following circumstances:

         (a) To the extent of any costs or expenses the Director is actually reimbursed pursuant to any Insurance Policies purchased and maintained by the Company pursuant to Section 2 hereof;

         (b) If it is determined by a final judgment or other final adjudication by a court of competent jurisdiction considering the question of indemnification of the Director that such payment of indemnification is or would be in violation of applicable law or the Company's Certificate of Incorporation;

         (c) On account of any suit in which judgment is rendered against the Director for any accounting profits made from the purchase and sale or sale and purchase by the Director of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange of 1934, as amended;

         (d) If the Director's conduct is finally adjudged by a court of competent jurisdiction to have been knowingly fraudulent, deliberately dishonest or to constitute willful misconduct; and

         (e) If it is finally determined by a court of competent jurisdiction considering the question that the Director's decision to employ independent legal counsel, pursuant to Section 5(b)(ii) hereof, was not based on a "reasonable" conclusion that there was a conflict of interest between the Company and the Director.

4. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period the Director is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as the Director is subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Director was a director of the Company or serving in any other capacity referred to herein.

5. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Director of notice of the commencement of any action, suit or proceeding, the Director will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; the failure to promptly notify the Company will not relieve the Company from any liability that it may have to the Director hereunder, except to the extent the Company is prejudiced in its defense of such claim as a result of such failure. Unless otherwise requested by the Company's Board of Directors (the "Board"), written notification shall not be necessary if the Director informs a majority of the Board of the commencement of any such action, or, independent of such notification by the Director, a majority of the Board has reason to believe such action has been initiated or threatened. With respect to any such action, suit or proceeding as to which the Director notifies (or is deemed to have notified) the Company of the commencement thereof:

         (a) The Company will be entitled to participate therein at its own expense;

         (b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof with counsel reasonably satisfactory to the Director. Subject to the provision below, after notice from the Company to the Director of its election to assume the defense thereof, the Company will not be liable to the Director under this Agreement for any legal or other expenses subsequently incurred by the Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Director shall have the right to employ his or her own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Director unless (i) the employment of counsel by the Director has been authorized by the Company, (ii) the Director reasonably concludes that there may be a conflict of interest between the Company and the Director in the conduct of the defense of such action and that such conflict may lead to liability for the Director not otherwise indemnifiable under the provisions of this Agreement and notifies the Company of such conclusion and decision to employ separate counsel, or (iii) the Company fails to employ counsel to assume the defense of such action, in each case the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Director reasonably makes the conclusion provided for in (ii) above; and

         (c) The Company shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director without the Director's written consent. Neither the Company nor the Director will unreasonably withhold their consent to any proposed settlement.

6. REPAYMENT OF EXPENSES. The Director agrees that he or she will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against him or her in the event and only to the extent that it is ultimately determined by a court of competent jurisdiction considering the question that the Director is not entitled to be indemnified by the Company for such expenses under the provisions of the State Statute, the Company's Certification of Incorporation, By-Laws, this Agreement or otherwise.

7. ENFORCEMENT.

         (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce the Director to serve or continue to serve as a director of the Company, and acknowledges that the Director is relying upon this Agreement in continuing in such capacity.

         (b) In the event the Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse the Director for all of the Director's reasonable fees and expenses (including attorneys' fees) in bringing and pursuing such action.

8. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

9. MISCELLANEOUS.

         (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

         (b) This Agreement shall be binding upon the Director and upon the Company, its successors and assigns, and shall inure to the benefit of the Director, the Director's heirs, personal representatives and assigns and to the benefit of the Company, its successor and assigns.

         (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         (d) This Agreement shall supersede all prior agreements regarding the same subject matter effective beginning on the date hereof.

IN WITNESS WHEREOF, the parties hereto executed this Agreement on and as of the day and year first above written.

                                    COMPANY:

DIRECTOR:                           INTERIM SERVICES INC.


                                    By:
-----------------------------          -----------------------------
                                       President and CEO